CLOSING MEMORANDUM
                         August 29, 2000

                       SANGUINE CORPORATION

           PRIVATE PLACEMENT OF UP TO 10,000,000 UNITS
$.50 PER UNIT

                           DEFINITIONS

Total Subscription            Amount of Securities subscribed for, and
                              accepted, at Closing
                              ($817,985 for 1,635,970 Units).

Company                       Sanguine Corporation

Securities                    Units consisting of two shares of Common Stock,
                              $.001 par value per share, and one Redeemable
                              Common Stock Purchase Warrant entitling the holder to purchase one share of Common Stock.

Special Account               Non-interest bearing special account with the
                              Escrow Agent.

Escrow Agent                  U.S. Trust Company of New York, Chase Bank

G&D                           Goldstein & DiGioia, LLP, counsel to the
                              Placement Agent

Burningham                    Leonard Burningham, Esq., counsel to the Company

Placement Agent               Laidlaw Global Securities, Inc.

     A.   Delivery by Company

          1.   Officer's Certificate

          2.   Secretary's Certificate

          3. Subscription Agreements from Investors executed by the Company

          4.   Share Certificates with appropriate legends to investors

          5. Letter to the Escrow Agent for release of funds from the Escrow Account

          6.   Certificate of Accepted Subscriptions

          7.   Cross Receipt

          8.   Placement Agent's Warrants

          9.   Legal Opinion of Burningham

          10.  Executed Placement Agency Agreement

          11.  Agreement to extend Offering Period to August 29, 2000

     B.   Delivery by the Placement Agent to the Company

            1. Delivery of the subscription agreements along with executed supplements and purchaser questionnaires for Units.

          2.   List of Investors (see Certificate of Accepted
               Subscriptions).

          3.   Certificate of Accepted Subscriptions.

     C.   Disbursements.

          1. Payment to Company by wire of $691,506.24 giving effect to the deduction of (i) the Placement Agents' commission of $65,438.80 plus accountable expenses of $8,188.19; (ii) Burningham counsel fees amounting to $15,000; and (iii) G&D counsel fees, blue sky fees, copying costs and other related expenses of counsel amounting to $37,851.77 which includes $25,000 for Placement Agent fee, $10,000 for drafting offering documents, $2,500 blue sky fees and $351.77 for copying, mailing and other expenses of counsel.

          2. Payment to Burningham by wire of $15,000 as payment for Company counsel fees

          3. Payment to the Placement Agent by wire of $73,626.99 as payment for the commission and expenses.

          4. Payment to G&D by wire of $37,851.77 as payment for counsel fees, blue sky fees, copying costs and other related expenses of counsel.

     D. Cross-receipts between the Placement Agent and the Company for payment of Placement Agent fee and share certificates.